 Tonix Pharmaceuticals Holdings Corp. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Appointment of Richard H. Bagger to Board of Directors

NEW YORK, June 10, 2020 - Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company), a clinical-stage biopharmaceutical company, today announced the appointment of Richard H. Bagger to its Board of Directors, effective as of June 9, 2020. Mr. Bagger assumes the seat held by John Rhodes, who has stepped down from the position of company director that he has held since 2011.

"Rich brings significant experience in healthcare having served in key senior strategic roles at Celgene and Pfizer, and also brings a wealth of public affairs experience at the state, federal and international levels,” said Tonix President and Chief Executive Officer Dr. Seth Lederman. "Rich will add a unique and vital perspective to our Company and we look forward to working with Rich in our ongoing efforts to advance our pipeline of both clinical and preclinical candidates targeting a variety of underserved CNS and immunological indications."

“I’m excited to join the Tonix board because I believe the Company is at an important point as it expands the scope of its research and drug development programs,” said Mr. Bagger. “I look forward to working with my fellow directors and the Tonix senior management team, helping provide strategic guidance for the Company’s efforts.”

“It has been my privilege to have worked with the board and management team of Tonix and to have contributed to the development of the company,” said Mr. Rhodes. “I look forward to watching Tonix transition through its next phase of development.”

Dr. Lederman commented, “On behalf of the executive team and the Board, we thank John for the integral role he played in the development of Tonix and his thoughtful guidance and support over the years. We wish him continued success in his future endeavors.”

Mr. Bagger is a Partner and Executive Director of Christie 55 Solutions, LLC, a New Jersey-based consulting firm that provides strategic counsel and consulting services to assist clients with business strategies and opportunities, and with complex public policy and regulatory challenges at the state, federal and international levels. Mr. Bagger is also an adjunct faculty member at the Rutgers University Eagleton Institute. During over 25 years in the healthcare sector, Mr. Bagger served as the senior most global corporate affairs executive for two major biopharmaceutical companies. From 2012 through its sale to Bristol Myers Squibb in 2019, he was Executive Vice President of Corporate Affairs and Market Access for Celgene Corporation, as well as a member of the company’s Executive Committee. During a 16-year career with Pfizer Inc., Mr. Bagger served from 2006 to 2009 on Pfizer’s senior most management team as Senior Vice President, Worldwide Public Affairs and Policy. Prior to joining Pfizer, Mr. Bagger was Assistant General Counsel of Blue Cross and Blue Shield of New Jersey and before that practiced law with McCarter & English.

Mr. Bagger has a record of public service that spans three decades. He served as Executive Director of Trump for America, responsible for pre-election planning for the Presidential transition of Donald J. Trump. Since 2012 he has been a Commissioner of the Port Authority of New York and New Jersey, where he chairs the Finance Committee. Mr. Bagger’s public service also includes two years as Chief of Staff for New Jersey Governor Chris Christie, responsible for managing implementation of the Governor’s policy agenda and priorities. He was also elected to serve five terms in the New Jersey General Assembly, where he chaired the Appropriations Committee and was selected by his colleagues as Majority Conference Leader. In 2001, Mr. Bagger was elected to the New Jersey Senate and served there until 2003. He was Board Chair of the National Pharmaceutical Council for 2019 and is a member of the Board of Directors of the U.S. Chamber of Commerce.

Mr. Bagger received an A.B. degree from Princeton University’s Woodrow Wilson School of Public and International Affairs and a J.D. degree from Rutgers University Law School.

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering, licensing, acquiring and developing drugs and biologics to treat and prevent human disease and alleviate suffering. Tonix’s current portfolio includes biologics to prevent infectious diseases, and small molecules and biologics to treat pain, psychiatric and addiction conditions. In 2020, Tonix announced a program to develop a potential vaccine, TNX-1800* (live modified horsepox virus vaccine for percutaneous administration) to protect against the novel coronavirus disease emerging in 2019, or COVID-19. TNX-1800 is based on Tonix’s proprietary horsepox vaccine platform and is molecularly designed to express the Spike protein of the SARS-CoV-2 virus that causes COVID-19. TNX-801* (live horsepox virus vaccine for percutaneous administration) is in development to protect against smallpox and monkeypox. Tonix’s most advanced drug development programs are focused on delivering safe and effective long-term treatments for fibromyalgia, or FM, and posttraumatic stress disorder, or PTSD. Tonix’s most advanced product candidate, TNX-102 SL**, is in Phase 3 development as a bedtime treatment for fibromyalgia and PTSD. The Company is enrolling participants in the Phase 3 RELIEF trial in fibromyalgia and expects results from an unblinded interim analysis in September of 2020 and topline data in the first quarter of 2021.  The Phase 3 RECOVERY trial (P302) for TNX-102 SL (trade name Tonmya***) in PTSD has stopped enrollment based on the Independent Data Monitoring Committee’s recommendation to stop the study for futility following an interim analysis of the first 50% of enrolled participants. Topline data for RECOVERY are expected in the second quarter of 2020. TNX-102 SL is also in development for agitation in Alzheimer’s disease and alcohol use disorder (AUD). The agitation in Alzheimer’s disease program is Phase 2 ready with FDA Fast Track designation, and the development program for AUD is in the pre-Investigational New Drug (IND) application stage. Tonix‘s programs for treating addiction conditions also include TNX-1300* (T172R/G173Q double-mutant cocaine esterase 200 mg, i.v. solution), which is in Phase 2 development for the treatment of cocaine intoxication and has FDA Breakthrough Therapy Designation. TNX-601 CR (tianeptine oxalate controlled-release tablets) is in development as a daytime treatment for depression as well as PTSD and corticosteroid-induced cognitive dysfunction. The first efficacy study will be in the treatment of major depressive disorder. TNX-1600 (a triple reuptake inhibitor) is a pre-clinical new molecular entity (NCE) being developed as a treatment for PTSD. Tonix’s preclinical pipeline includes TNX-1500 (anti-CD154), a monoclonal antibody being developed to prevent and treat organ transplant rejection and autoimmune conditions, and TNX-1700 (rTFF2), a biologic being developed to treat gastric and pancreatic cancers. TNX-1200* (live vaccinia virus vaccine for percutaneous administration) is in development to protect against smallpox and monkeypox. Finally, TNX-701 (undisclosed small molecule) to prevent radiation effects is being advanced as a medical countermeasure to improve biodefense.

*TNX-1800, TNX-801, TNX-1200 and TNX-1300 are investigational new biologics and have not been approved for any indication.

**TNX-102 SL (cyclobenzaprine HCl sublingual tablets) is an investigational new drug and has not been approved for any indication.

***Tonmya has been conditionally accepted by the FDA as the proposed trade name for TNX-102 SL for the treatment of PTSD.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2020, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Contacts

Jessica Morris (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 980-9159

Travis Kruse (media)
Russo Partners
travis.kruse@russopartnersllc.com

(212) 845-4272

Peter Vozzo (investors)
Westwicke
peter.vozzo@westwicke.com

(443) 213-0505